THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, COVERING THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT IS IN EFFECT AND CURRENT AT THE TIME OF EXERCISE OR UNLESS THE ISSUANCE OF SHARES OF COMMON STOCK UPON ANY EXERCISE IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND UNDER APPLICABLE STATE SECURITIES LAWS.

                           KESTREL ENERGY, INC.

                     WARRANT TO PURCHASE COMMON STOCK
No. W-----
                                                          CUSIP ------

     This Warrant Certificate certifies that             , the registered
holder hereof, or registered assigns ("the Registered Holder") is entitled to purchase from Kestrel Energy, Inc., a Colorado corporation (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement referred to below, at any time on or after the effective date of the Company's registration statement as filed with the Securities and Exchange Commission which includes the shares underlying the Warrants, and until the close of business on February 4, 2001, at the purchase price of $3.125 (the "Exercise Price"), the number of shares of common stock, no par value, of the Company (the "Common Stock") which is initially equal to
the number of Warrants set forth above.   The number of shares purchasable
upon exercise of these Warrants and the Exercise Price per Warrant shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below, and these Warrants are subject to redemption by the Company at $0.01 per Warrant, at any time prior to their expiration, on not less than 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share of Common Stock has been at least $3.75 (120% of the Warrant exercise price) for a period of at least five consecutive trading days ending the trading day prior to the date upon which the notice of redemption is given, as more specifically described in the Warrant Agreement. During the 30-day period immediately following the giving of such notice, the Registered Holders shall have the right to exercise the Warrants so held by them. Upon expiration of such 30-day period, all rights of the Registered Holders shall terminate, other than the rights to receive the redemption price, without interest.

     These Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side [attached] hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) made payable to Kestrel Energy, Inc. at the principal office of American Securities Transfer & Trust, Inc. (the "Warrant Agent"). Payment of such price shall be made at the option of the Registered Holder hereof in cash, by certified or official bank check or any combination thereof.

     These Warrants are part of a duly authorized dividend distribution of one Warrant for every ten shares of outstanding Common Stock held of record by the Company's shareholders at the close of business on February 4, 2000, and issued under and in accordance with a Warrant Agreement dated as of January 18, 2000, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Registered Holder of these Warrants by acceptance hereof consents. The Registered Holder hereof upon written request to the Warrant Agent may obtain a copy of the Warrant Agreement for inspection.

     Upon any partial exercise of these Warrants, there shall be countersigned and issued to the Registered Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which these Warrants shall not have been exercised. These Warrants may be exchanged at the office of the Warrant Agent by surrender of these Warrants properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrant Certificates entitling the Registered Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of these Warrants. The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants upon any such adjustment, in accordance with the Warrant Agreement. These Warrants are transferable at the office of the Warrant Agent in Lakewood, Colorado in the manner and subject to the limitations set forth in the Warrant Agreement. The Warrants may not be sold, transferred, assigned, pledged or hypothecated, in whole or in part, prior to the effective date of the Company's registrations statement covering the resale of the Warrants, unless an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws is available, the availability of which must be established to the reasonable satisfaction of the Company and its counsel, and except by will or operation of law. The Registered Holder hereof, until the transfer has been recorded on the books of the Company, may be treated by the Company, the Warrant Agent, and all other persons dealing with these Warrants as the absolute owner hereof for any purpose and as the person entitled to exercise the right represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding.

     These Warrants do not entitle any Registered Holder hereof to any of the rights of a shareholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: --------------------        KESTREL ENERGY, INC.


----------------------------       By:-----------------------------
Mark A. Boatright, Secretary         Timothy L. Hoops, President

                                     AMERICAN SECURITIES TRANSFER &
                                     TRUST, INC.
                                     Warrant Agent


                                     By:--------------------------
                                        ----------------, President

                           KESTREL ENERGY, INC.

                    TRANSFER FEE $20.00 PER CERTIFICATE

     This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Warrant Holder, in person or by attorney duly authorized in writing in the manner and subject to the limitations provided in the Warrant Agreement, may be exchanged upon payment of $20.00 per certificate or certificates of like tenor and evidencing in the aggregate number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement.

     The Company and the Warrant Agreement may deem and treat the registered holder hereof as the absolute owner of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificate.

     The Exercise Price is subject to adjustment if the Company shall prior to the exercise of any Warrants, effect one or more stock splits, stock dividends, or other increases or reductions of the number of shares of its no par value common stock outstanding without receiving compensation therefor in money, services or property.

     The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon issuance of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall round up or down to the nearest whole Warrant.


                                ASSIGNMENT


        (For of Assignment to be Executed if the Registered Holder
              Desires to Transfer Warrants Evidenced Hereby)

     FOR VALUE RECEIVED ------------------- hereby sells, assigns and transfers to ---------------------------- (please print name and address including zip codes) Warrants represented by this Warrant Certificate, and does hereby irrevocably constitute and appoint ----------------- Attorney to transfer the said Warrants on the books of the Warrant Agent with full power of substitution.

Dated:---------------                   ------------------------------
                                                  Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Medallion Signature Guaranteed:------------------------------


                                 EXERCISE

         (Form of Exercise to be Executed if the Registered Holder
              Desires to Exercise Warrants Evidenced Hereby)

To Kestrel Energy, Inc.:

     The undersigned hereby irrevocably elects to exercise ---------- Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ---------- full shares of Common Stock issuable upon exercise of said Warrants and delivery of $--------- and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:
                                        PLEASE INSERT SOCIAL SECURITY OR
                                        TAX IDENTIFICATION NUMBER

-------------------------------         --------------------------------
(Please print name and address)

-------------------------------         --------------------------------

-------------------------------         --------------------------------


     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

------------------------------------------------------------------------
                      (Please print name and address)
------------------------------------------------------------------------

------------------------------------------------------------------------

Dated:-------------------------         Signature: ---------------------

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Medallion Signature Guaranteed:  ---------------------------

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.